Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 28, 2024	January 29, 2023

Cash flows from operating activities:
Net income	$39,082	$28,950
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,702	19,105
Share-based compensation	2,573	1,821
Changes in operating assets, liabilities and other	(20,849)	(22,196)

Net cash provided by operating activities	41,508	27,680

Cash flows from investing activities:
Purchases of property, plant and equipment	(43,314)	(31,097)
Purchases of available-for-sale debt securities	(2,436)	-
Proceeds from maturities of available-for-sale debt securities	2,500	-
Government incentives	1,091	1,014
Other	(56)	(87)

Net cash used in investing activities	(42,215)	(30,170)

Cash flows from financing activities:
Repayments of debt	(1,194)	(9,218)
Proceeds from share-based arrangements	936	672
Net settlements of restricted stock awards	(2,613)	(1,168)

Net cash used in financing activities	(2,871)	(9,714)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	13,026	27,499

Net increase in cash, cash equivalents, and restricted cash	9,448	15,295
Cash, cash equivalents, and restricted cash, beginning of period	501,867	322,409

Cash, cash equivalents, and restricted cash, end of period	$511,315	$337,704